UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2003

InVision Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-28236	94-3123544
(Commission File Number)	(IRS Employer Identification No.)

7151 Gateway Boulevard, Newark, CA	94560
(Address of principal executive offices)	(Zip Code)

(510) 739-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 5: Other Events.

On August 12, 2003, InVision Technologies, Inc. (the “Company”) issued a press release announcing its intention to raise $100.0 million through a private offering of Convertible Senior Notes due 2023 (plus an additional aggregate principal amount of up to $25.0 million at the option of the initial purchasers). On September 16, 2003, the Company issued a press release announcing that it had priced a private offering of $100.0 million aggregate principal amount of its 3% Convertible Senior Notes due 2023 (plus an additional aggregate principal amount of up to $25.0 million at the option of the initial purchaser). The offering was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended. Copies of the press releases are filed as Exhibits 99.1 and 99.2 to this report and incorporated herein by reference.

Item 7: Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Document
99.1	Press release issued by InVision Technologies, Inc. on August 12, 2003, entitled “InVision Technologies, Inc. Announces Proposed Private Offering of Convertible Senior Notes.”

99.2	Press release issued by InVision Technologies, Inc. on September 16, 2003, entitled “InVision Technologies, Inc. Announces Pricing of Private Offering of Convertible Senior Notes.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISION TECHNOLOGIES, INC.

Date: September 19, 2003	By:	/s/ Sergio Magistri
Sergio Magistri, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release issued by InVision Technologies, Inc. on August 12, 2003, entitled “InVision Technologies, Inc. Announces Proposed Private Offering of Convertible Senior Notes.”

99.2	Press release issued by InVision Technologies, Inc. on September 16, 2003, entitled “InVision Technologies, Inc. Announces Pricing of Private Offering of Convertible Senior Notes.”